Exhibit 99.1

Investors Financial Services Corp. Announces Third Quarter Earnings

Contact:	John N. Spinney, Jr.
(617) 937-3500
john.spinney@ibtco.com

BOSTON, MA, October 19, 2005 - Investors Financial Services Corp. (Nasdaq: IFIN) reported diluted earnings per share of $0.53 for the third quarter of 2005. The Company also reported diluted earnings per share of $0.53 for the third quarter of 2004. Net income for the third quarter of 2005 was $35.2 million, down 2% from $36.1 million in net income for the third quarter of 2004. For the nine months ended September 30, 2005, the Company reported diluted earnings per share of $1.77, an increase of 13% from $1.57 in diluted earnings per share for the same period in 2004. Net income for the nine months ended September 30, 2005 was $120.3 million, an increase of 13% from $106.7 million in net income for the same period of 2004.

Kevin J. Sheehan, Chairman and Chief Executive Officer, commented, “Investors Financial Services Corp. produced solid results during the third quarter of 2005. Revenue from core service fees grew 25% year-over-year while revenue from ancillary service fees grew 42% year-over-year, offsetting expected weakness in net interest income. The strength in our core and ancillary service fee lines was driven primarily by new client wins, including the recent conversion of over $150 billion in assets from our European outsourcing client and a major U.S. life insurance company. Our assets processed now total a record $1.7 trillion, up 13% linked quarter and 42% year-over-year. We remain confident in our ability to meet our estimates for growth in diluted earnings per share for 2005.”

Net operating revenue for the third quarter of 2005 grew 14% to $169.3 million from $148.8 million for the same period in 2004. Revenue from core services such as middle office outsourcing, global custody, multicurrency accounting and mutual fund administration rose to $95.4 million for the third quarter of 2005, up 25% from $76.6 million for the same period in the prior year. Revenue from ancillary services including foreign exchange, securities lending, cash management, and investment advisory services increased to $33.4 million for the quarter, up 42% from $23.5 million in the third quarter of 2004. Net interest income of $38.0 million for the third quarter of 2005 declined 21% from $48.3 million for the same period in 2004. Operating expenses were $116.1 million for the third quarter of 2005, up 23% from $94.5 million for the same period in 2004.

Results for the third quarter include securities gains of $1.4 million, or $0.01 per share, as a result of the Company continuing its strategy of replacing lower after-tax yielding municipal securities with higher after-tax yielding municipal securities.

Net operating revenue for the nine months ended September 30, 2005 grew 11% to $507.8 million from $455.8 million for the same period in 2004. Revenue from core services such as middle office outsourcing, global custody,

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multicurrency accounting and mutual fund administration rose to $274.2 million for the nine months ended September 30, 2005, up 18% from $231.5 million for the same period in the prior year. Revenue from ancillary services including foreign exchange, securities lending, cash management, and investment advisory services increased 10% to $92.4 million for the nine months ended September 30, 2005 from $83.8 million in the first nine months of 2004. Net interest income declined 8% to $127.7 million for the first nine months of 2005 from $138.8 million for the same period in 2004. Operating expenses were $334.2 million for the nine months ended September 30, 2005, up 13% from $295.3 million for the same period in 2004.

Assets processed for clients totaled $1.7 trillion at September 30, 2005, up 13% from $1.5 trillion at June 30, 2005 and up 42% from $1.2 trillion at September 30, 2004.

Today, the Company announced that its Board of Directors declared a cash dividend of $0.02 per share on its common stock.  The dividend is payable November 15, 2005 to stockholders of record as of October 31, 2005.

Investors Financial Services Corp. will broadcast a conference call, via the Internet, today, October 19, 2005 at 5:00 p.m. ET. The call will be accessible on the Company’s home page at www.ibtco.com.  The conference call will also be available via telephone at (719) 457-2679, confirmation code 6894360.  Recorded replays of the conference call will be available on the website and by dialing (719) 457-0820, confirmation code 6894360.

Investors Financial Services Corp. provides services for a variety of financial asset managers including mutual fund complexes, investment advisors, banks, and insurance companies.  Through our wholly-owned subsidiary, Investors Bank & Trust Company, we provide core services including middle office outsourcing, global custody, multicurrency accounting, and mutual fund administration, as well as ancillary services including foreign exchange, securities lending, cash management and investment advisory services.  Offices are located in the United States, Canada, Cayman Islands, and Ireland.  Visit Investors Financial Services Corp. on the web at www.ibtco.com.

This news release contains forward-looking statements (statements that are not historical facts) made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. These statements, including the Company’s comments regarding expected diluted earnings per share, are subject to risks and uncertainties and are based upon certain assumptions and estimates that might not be realized.  Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the timing and amount of interest rate movements by the Federal Reserve, the shape of the yield curve, reinvestment spreads, the performance of global financial markets, client fund flows, and the Company’s ability to execute its stock repurchase plan, manage its costs, sell its services to new and existing customers, and renew agreements with existing customers.  Additional factors that could also affect actual results are set forth under the heading “Certain Factors That May Affect Future Results” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.

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Investors Financial Services Corp.

Condensed Consolidated Statements of Income (unaudited)

(Dollars in thousands, except share data)

	For the Nine Months Ended September 30,		For the Three Months Ended September 30,
	2005	2004	2005	2004
Operating Revenue:
Asset servicing fees:
Core service fees	$274,150	$231,485	$95,447	$76,636
Ancillary service fees	92,370	83,849	33,372	23,518
Total asset servicing fees	366,520	315,334	128,819	100,154
Other operating income	2,424	1,515	1,013	418
Gain on sales of investments	11,123	234	1,383	—
Total operating revenue	380,067	317,083	131,215	100,572

Interest income	320,670	223,250	114,512	80,474
Interest expense	192,970	84,487	76,471	32,207
Net interest income	127,700	138,763	38,041	48,267
Net operating revenue	507,767	455,846	169,256	148,839
Operating Expenses:
Compensation and benefits	185,779	154,052	65,428	44,958
Technology and telecommunications	39,901	34,892	13,988	14,170
Transaction processing services	35,252	30,766	12,476	9,628
Depreciation and amortization	23,724	24,388	7,740	7,667
Occupancy	19,409	21,613	6,569	7,353
Professional fees	9,253	11,861	2,874	4,605
Travel and sales promotion	4,823	3,940	1,649	1,361
Insurance	3,284	3,499	1,009	1,139
Other operating expenses	12,734	10,314	4,397	3,610
Total operating expenses	334,159	295,325	116,130	94,491

Income Before Income Taxes	173,608	160,521	53,126	54,348

Provision for income taxes	53,301	53,838	17,894	18,214
Net Income	$120,307	$106,683	$35,232	$36,134
Basic Earnings Per Share	$1.81	$1.61	$0.54	$0.54
Diluted Earnings Per Share	$1.77	$1.57	$0.53	$0.53

Share Information (unaudited)

	For the Nine Months Ended September 30,		For the Three Months Ended September 30,
	2005	2004	2005	2004

Common stock outstanding	64,955,015	66,353,823	64,955,015	66,353,823
Weighted-average basic shares	66,530,636	66,084,620	66,076,656	66,298,749
Weighted-average diluted shares	67,966,493	67,853,624	67,010,888	68,130,862

Investors Financial Services Corp.
Condensed Consolidated Balance Sheets (unaudited)
(Dollars in thousands, except share data)

	September 30, 2005	December 31, 2004
Assets
Cash and due from banks	$67,246	$49,059
Federal Funds sold	1,000,000	—
Securities held to maturity (approximate fair value of $6,850,689 and $5,937,462 at September 30, 2005 and December 31 2004, respectively)	6,872,650	5,942,717
Securities available for sale	4,362,913	4,565,505
Nonmarketable equity securities	50,000	50,000
Loans, less allowance for loan losses of $100 at September 30, 2005 and December 31, 2004	343,539	134,530
Accrued interest and fees receivable	109,006	89,292
Equipment and leasehold improvements, less accumulated depreciation of $57,285 and $61,017 at September 30, 2005 and December 31, 2004, respectively	64,683	67,883
Goodwill, net	79,969	79,969
Other assets	278,043	188,870
Total Assets	$13,228,049	$11,167,825

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Demand	$324,471	$690,308
Savings	5,617,054	4,448,405
Time	271,997	257,669
Total deposits	6,213,522	5,396,382

Securities sold under repurchase agreements	5,273,406	4,255,497
Short-term and other borrowings	645,032	594,681
Due to brokers for open trades payable	57,216	5,475
Junior subordinated deferrable interest debentures	24,774	24,774
Accrued taxes and other expenses	62,523	54,967
Other liabilities	203,322	123,787
Total liabilities	12,479,795	10,455,563

Commitments and contingencies	—	—

Stockholders’ Equity:
Preferred stock, par value $0.01 (shares authorized: 1,000,000; issued and outstanding: none at September 30, 2005 and December 31, 2004)	—	—
Common stock, par value $0.01 (shares authorized: 175,000,000; issued and outstanding: 64,955,015 and 66,595,349 at September 30, 2005 and December 31, 2004, respectively)	671	667
Surplus	283,835	272,536
Deferred compensation	(245)	(572)
Retained earnings	534,338	418,034
Accumulated other comprehensive income, net	2,603	23,888
Treasury stock, at cost (2,124,669 shares at September 30, 2005 and 73,235 at December 31, 2004)	(72,948)	(2,291)
Total stockholders’ equity	748,254	712,262
Total Liabilities and Stockholders’ Equity	$13,228,049	$11,167,825

Investors Financial Services Corp.

Average Balance Sheet (unaudited)

(Dollars in thousands)

	Three Months Ended September 30, 2005			Three Months Ended September 30, 2004
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost

Interest-earning assets:
Federal funds sold and securities purchased under resale agreements	$62,674	$565	3.61%	$30,880	$106	1.37%
Investment securities (1)
Mortgage-backed securities	8,254,384	80,937	3.92%	6,847,730	57,631	3.37%
Federal agency securities	2,352,235	23,395	3.98%	2,132,992	13,216	2.48%
State and political subdivisions	466,457	5,221	4.48%	508,218	5,778	4.55%
Other securities	193,486	2,158	4.46%	300,114	2,597	3.46%
Total investment securities	11,266,562	111,711	3.97%	9,789,054	79,222	3.24%
Loans	241,692	2,236	3.70%	142,437	1,146	3.22%
Total interest-earning assets	11,570,928	114,512	3.96%	9,962,371	80,474	3.23%
Allowance for loan losses	(100)			(100)
Noninterest-earning assets	745,211			540,500
Total assets	$12,316,039			$10,502,771
Interest-bearing liabilities:
Deposits:
Savings	$3,338,204	$19,718	2.36%	$3,771,445	$12,803	1.36%
Time	34,099	292	3.43%	130,169	466	1.43%
Securities sold under repurchase agreements	5,513,285	40,344	2.93%	4,410,369	14,300	1.30%
Junior subordinated debentures	24,774	605	9.77%	24,774	605	9.77%
Other borrowings	1,756,104	15,512	3.53%	1,001,787	4,033	1.61%
Total interest-bearing liabilities	10,666,466	76,471	2.87%	9,338,544	32,207	1.38%
Noninterest-bearing liabilities:
Demand deposits	255,114			182,992
Savings	64,761			40,640
Noninterest-bearing time deposits	202,772			143,641
Other liabilities	352,242			162,732
Total liabilities	11,541,355			9,868,549
Equity	774,684			634,222
Total liabilities and equity	$12,316,039			$10,502,771
Net interest income		$38,041			$48,267
Net interest margin (2)			1.32%			1.94%

Average interest rate spread (3)			1.09%			1.85%
Ratio of interest-earning assets to interest-bearing liabilities			108.48%			106.68%

(1)  Average yield/cost on available for sale securities is based on amortized cost.

(2)  Net interest income divided by total interest-earning assets.

(3)  Yield on interest-earning assets less rate paid on interest-bearing liabilities.

Investors Financial Services Corp.

Asset servicing fees by service lines (unaudited) (dollars in thousands):

	For the Nine Months Ended September 30,		For the Three Months Ended September 30,
	2005	2004	2005	2004

Core service fees:
Custody, accounting and administration	$274,150	$231,485	$95,447	$76,636

Ancillary service fees:
Foreign exchange	41,050	42,334	15,546	9,326
Cash management	25,956	19,587	9,419	7,249
Securities lending	17,162	7,718	5,312	1,994
Investment advisory	6,189	12,346	2,485	4,313
Other service fees	2,013	1,864	610	636
Total ancillary service fees	92,370	83,849	33,372	23,518

Total asset servicing fees	$366,520	$315,334	$128,819	$100,154

Change in net assets processed (unaudited) (dollars in billions):

	For the Nine Months Ended September 30, 2005	For the Three Months Ended September 30, 2005

Net assets processed, beginning of period	$1,430	$1,496
Change in net assets processed:
Sales to new clients	159	157
Further penetration of existing clients	38	17
Lost clients	(11)	—
Fund flows and market gain	118	64
Total change in net assets processed	304	238
Net assets processed, end of period	$1,734	$1,734